UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2005

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8923 (Commission File Number)	34-1096634 (IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio		43604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On June 22, 2005, Health Care REIT, Inc. (the “Company”) and certain of its subsidiaries entered into a $500,000,000 unsecured line of credit arrangement with a consortium of ten banks, with KeyBank National Association, as administrative agent, Deutsche Bank Securities Inc., as syndication agent, and UBS Securities LLC, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as documentation agents. The agreement expires on June 22, 2008 but may be extended for an additional year, at the Company’s option, upon payment of an extension fee. Borrowings under this line of credit are subject to interest payable in periods no longer than three months at either the administrative agent’s prime rate of interest or the applicable margin over LIBOR interest rate, at the Company’s option. The applicable margin is based on the Company’s ratings with Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and is currently 0.900%. In addition, the Company annually pays a facility fee to each bank based on the bank’s commitment under the line of credit. The facility fee depends upon the Company’s ratings with Moody’s and Standard & Poor’s and is currently 0.225% of each bank’s commitment. The Company also pays an annual agent’s fee of $50,000. Principal is due upon expiration of the agreement. The agreement includes customary representations and warranties by the Company and certain of its subsidiaries and the borrowings under the agreement are subject to acceleration upon the occurrence of certain events of default.

     The Company also issued a press release announcing the new line of credit. The press release is posted on the Company’s Web site (www.hcreit.com) under the heading Press Releases. A copy of the press release has been furnished as Exhibit 99.1 to this Current Report.

     The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under this line of credit. The above description is qualified in its entirety by reference to the Second Amended and Restated Loan Agreement by and among the Company and certain of its subsidiaries, the banks signatory thereto, KeyBank National Association, as administrative agent, Deutsche Bank Securities Inc., as syndication agent, and UBS Securities LLC, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as documentation agents, dated as of June 22, 2005, which is filed as Exhibit 10.1 to this Current Report.

     The new line of credit replaces the $310,000,000 unsecured line of credit arrangement with a consortium of eight banks, with KeyBank National Association, as administrative agent, Deutsche Bank Securities Inc., as syndication agent, and UBS Securities LLC, as documentation agent, that would have expired on May 15, 2006. Borrowings under the prior line of credit were subject to interest at either the agent bank’s prime rate of interest or the applicable margin over LIBOR interest rate, at the Company’s option. The applicable margin was 1.300% as of June 22, 2005. In addition, the Company annually paid a facility fee to each bank based on the bank’s commitment under the line of credit. The facility fee was 0.325% of each bank’s commitment as of June 22, 2005. The Company also paid an annual agent’s fee of $50,000. The parties terminated the agreement on June 22, 2005.

     Commencing July 1, 2005, the Company intends to use a new form of restricted stock agreement in connection with grants of restricted stock to executive officers of the Company under the Company’s 2005 Long-Term Incentive Plan. The form provides the basic terms relating to a grant of restricted stock, including the transfer restrictions, vesting period and effects of a change in corporate control of the Company, or the termination, death, disability or retirement of the executive officer. The stockholders of the Company approved the 2005 Long-Term Incentive Plan at the Annual Meeting of Stockholders held on May 5, 2005. The plan authorizes the grant of stock options, stock appreciation rights, dividend equivalent rights, restricted stock, performance awards and other stock unit awards to any officer, key employee or non-employee director of the Company and replaces the Company’s 1995 Stock Incentive Plan and the Stock Plan for Non-Employee Directors. A copy of the plan was attached as Appendix A to the Definitive Proxy Statement for the 2005 Annual Meeting filed with the Securities and Exchange Commission on March 28, 2005.

     The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the restricted stock agreement. The above description is qualified in its entirety by reference to the Form of Restricted Stock Agreement for Executive Officers under the Health Care REIT, Inc. 2005 Long-Term Incentive Plan, which is filed as Exhibit 10.2 to this Current Report.

Item 1.02 Termination of a Material Definitive Agreement.

     See the disclosure in Item 1.01 above regarding the $500,000,000 unsecured line of credit arrangement and the termination of the $310,000,000 unsecured line of credit arrangement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See the disclosure in Item 1.01 above regarding the $500,000,000 unsecured line of credit arrangement.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

10.1      Second Amended and Restated Loan Agreement by and among the Company and certain of its subsidiaries, the banks signatory thereto, KeyBank National Association, as administrative agent, Deutsche Bank Securities Inc., as syndication agent, and UBS Securities LLC, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as documentation agents, dated as of June 22, 2005

10.2      Form of Restricted Stock Agreement for Executive Officers under the Health Care REIT, Inc. 2005 Long-Term Incentive Plan

99.1      Press release dated June 22, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.
By:	/s/ GEORGE L. CHAPMAN
George L. Chapman

Its: Chairman of the Board and Chief Executive Officer

Dated: June 28, 2005